Exhibit 99.1
Grid Dynamics Reports Second Quarter 2022 Financial Results
Record Revenue of $77.3 million, up 8.3% sequentially and 62.2% year-over-year
San Ramon Calif. – August 4, 2022 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the second quarter ended June 30, 2022.
We are very pleased to report another record quarter of revenue in the company’s history. Our revenue of $77.3 million in the second quarter of 2022 was up 8.3% on a sequential basis and 62.2% on a year-over-year basis and this marked the eight consecutive quarter of record revenues in the company’s history. During the second quarter we witnessed growth across most of our verticals and customers.

Our non-retail industry verticals represented 67.1% of revenue in the second quarter and grew 7.9% on a sequential basis and 48.5% on a year-over-year basis. Totaling 30.2% of our second quarter revenue, the Technology, Media and Telecom (“TMT”) vertical grew 9.1% on a sequential basis and 45.2% on a year-over-year basis. During the quarter our largest technology customer continued to grow with us as we expanded into new geographies. Our Retail vertical, at 32.9% of our second quarter revenue, grew 9.2% on a sequential basis and 100.0% on a year-over-year basis. Within this vertical, we witnessed growth across our e-commerce retailers. Our CPG and Manufacturing vertical, representing 20.8% of our second quarter revenue, grew 7.4% on a sequential basis and 62.5% on a year-over-year basis.

“I am proud of our second quarter results. We made significant progress across multiple facets of our business. This includes scaling our global presence with new locations, expanding our partnerships, adding new customers, and flawlessly transitioning a significant proportion of the workforce while continuing to deliver projects in a timely manner. Our company has shown incredible resilience and this is a testament of the company’s strong fundamentals. I am also grateful to all our customers. They continue to demonstrate unwavering faith in our capabilities. I greatly appreciate our employees who have shown incredible team spirit and commitment to the business,” said Leonard Livschitz, CEO.

Second Quarter of 2022 Financial Highlights
•Total revenue was $77.3 million, a 62.2% year-over-year increase.
•GAAP gross profit was $28.9 million or 37.3% of revenue in the second quarter of 2022 compared to GAAP gross profit of $19.8 million or 41.5% of revenue in the second quarter of 2021. Non-GAAP gross profit was $29.1 million or 37.7% of revenue in the second quarter of 2022 compared to Non-GAAP gross profit of $19.9 million or 41.8% of revenue in the second quarter of 2021.
•GAAP Net loss attributable to common stockholders was $(13.2) million, or $(0.20) per share, based on 67.1 million weighted-average common shares outstanding in the second quarter of 2022 compared to GAAP Net loss of $(1.5) million, or $(0.03) per share, based on 54.4 million weighted-average common shares outstanding in the second quarter of 2021. Non-GAAP Net income was $8.2 million, or $0.12 per diluted share, based on 69.9 million weighted-average common shares outstanding in the second quarter of 2022 compared to Non-GAAP Net income of $6.1 million, or $0.10 per diluted share, based on 61.0 million weighted-average common shares outstanding in the second quarter of 2021.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $13.3 million in the second quarter of 2022 compared to Non-GAAP EBITDA of $9.7 million in the second quarter of 2021.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $15.3 million for the six months ended June 30, 2022, compared to cash provided by operating activities of $6.7 million for the six months ended June 30, 2021.

•Cash and cash equivalents totaled $150.0 million as of June 30, 2022, compared to $153.3 million as of March 31, 2022, and $144.4 million as of December 31, 2021.
•Total headcount was 3,763 as of June 30, 2022, compared with 2,510 employees as of June 30, 2021.
Financial Outlook
•The Company expects revenue in the third quarter of 2022 to be between $78.5 million and $80.0 million.
•Non-GAAP EBITDA in the third quarter of 2022 is expected to be between $12.6 million and $13.6 million.
•For the third quarter of 2022, we expect our basic share count to be in the 67-68 million range and diluted share count to be in the 70-71 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the third quarter of 2022 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, August 4, 2022 to discuss its second quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q2@2022.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, the Netherlands, Mexico, Switzerland, Central, and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the impact of the COVID-19 pandemic and the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 5, 2022 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$77,335	$47,676	$148,745	$86,810
Cost of revenue	48,474	27,879	93,105	51,676
Gross profit	28,861	19,797	55,640	35,134

Operating expenses
Engineering, research, and development	3,840	1,772	6,936	3,555
Sales and marketing	5,132	2,837	9,347	5,869
General and administrative	30,738	13,804	50,003	26,104
Total operating expenses	39,710	18,413	66,286	35,528

Income/(loss) from operations	(10,849)	1,384	(10,646)	(394)
Other expenses	(626)	(79)	(1,326)	(1,129)
Income/(loss) before income taxes	(11,475)	1,305	(11,972)	(1,523)
Provision for income taxes	1,711	2,788	3,881	2,022
Net loss	$(13,186)	$(1,483)	$(15,853)	$(3,545)

Foreign currency translation adjustments, net of tax	(782)	(35)	(1,065)	14
Comprehensive loss	$(13,968)	$(1,518)	$(16,918)	$(3,531)

Loss per share
Basic	$(0.20)	$(0.03)	$(0.24)	$(0.07)
Diluted	$(0.20)	$(0.03)	$(0.24)	$(0.07)

Weighted average shares outstanding
Basic	67,136	54,431	67,028	53,044
Diluted	67,136	54,431	67,028	53,044

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$150,018	$144,364
Accounts receivable, net of allowance of $447 and $315 as of June 30, 2022 and December 31, 2021, respectively	44,160	38,838
Unbilled receivables	4,599	4,475
Prepaid income taxes	1,171	584
Prepaid expenses and other current assets	7,805	4,503
Total current assets	207,753	192,764
Property and equipment, net	7,343	6,169
Operating lease right-of-use assets, net	4,929	—
Intangible assets, net	17,856	19,097
Goodwill	35,958	35,958
Deferred tax assets	3,153	2,731
Other noncurrent assets	1,181	—
Total assets	$278,173	$256,719

Liabilities and equity
Current liabilities
Accounts payable	$3,394	$2,053
Accrued liabilities	1,932	1,150
Accrued compensation and benefits	18,509	10,562
Accrued income taxes	5,058	1,980
Operating lease liabilities, current	2,053	—
Other current liabilities	7,622	9,599
Total current liabilities	38,568	25,344
Deferred tax liabilities	4,015	4,324
Operating lease liabilities, noncurrent	2,665	—
Total liabilities	45,248	29,668
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 67,294,377 and 66,850,941 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	234,869	212,077
Retained earnings/(accumulated deficit)	(760)	15,093
Accumulated other comprehensive loss	(1,191)	(126)
Total stockholders’ equity	232,925	227,051
Total liabilities and stockholders’ equity	$278,173	$256,719

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(15,853)	$(3,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,280	2,100
Operating lease right-of-use assets amortization expense	1,431	—
Bad debt	132	(65)
Deferred income taxes	(731)	1,115
Debt issuance cost amortization	20	—
Stock based compensation	25,048	12,346
Change in fair value of warrants	—	839
Changes in assets and liabilities:
Accounts receivable	(5,454)	(8,779)
Unbilled receivables	(124)	(371)
Prepaid income taxes	(587)	(229)
Prepaid expenses and other assets	(3,302)	(1,666)
Accounts payable	1,341	1,393
Accrued liabilities	782	358
Accrued compensation and benefits	7,947	1,410
Operating lease liabilities	(1,642)	—
Accrued income taxes	3,078	376
Other current liabilities	(44)	1,368
Net cash provided by operating activities	15,322	6,650
Cash flows from investing activities
Purchase of property and equipment	(3,213)	(1,940)
Purchase of investment	(1,000)	—
Acquisition of business, net of cash acquired	—	(30,585)
Net cash used in investing activities	(4,213)	(32,525)
Cash flows from financing activities
Equity issuance costs	—	(465)
Proceeds from exercises of stock options, net of shares withheld for taxes	830	416
Payments of tax obligations resulted from net share settlement of vested stock awards	(3,086)	(18,861)
Payment of contingent consideration related to previously acquired business	(1,933)	—
Proceeds from debt	5,000	—
Repayment of debt	(5,000)	—
Debt issuance costs	(201)	—
Net cash used in financing activities	(4,390)	(18,910)
Effect of exchange rate changes on cash and cash equivalents	(1,065)	14
Net increase/(decrease) in cash and cash equivalents	5,654	(44,771)
Cash and cash equivalents, beginning of period	144,364	112,745
Cash and cash equivalents, end of period	$150,018	$67,974

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,880	$1,150

Supplemental disclosure of non-cash activities:
Conversion of warrants	$—	$918
Fair value of contingent consideration issued for acquisition of business	$—	$3,400

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$77,335	$47,676	$148,745	$86,810
Cost of revenue	48,474	27,879	93,105	51,676
GAAP gross profit	28,861	19,797	55,640	35,134
Stock-based compensation	272	149	521	260
Non-GAAP Gross profit	$29,133	$19,946	$56,161	$35,394

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(13,186)	$(1,483)	$(15,853)	$(3,545)
Adjusted for:
Depreciation and amortization	1,691	1,154	3,280	2,100
Provision for income taxes	1,711	2,788	3,881	2,022
Stock-based compensation	16,387	6,675	25,048	12,346
Transaction and transformation-related costs(1)	—	518	—	942
Geographic reorganization (2)	6,053	—	6,975	—
Other expenses(3)	626	79	1,326	1,129
Non-GAAP EBITDA	$13,282	$9,731	$24,657	$14,994
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(13,186)	$(1,483)	$(15,853)	$(3,545)
Adjusted for:
Stock-based compensation	16,387	6,675	25,048	12,346
Transaction and transformation-related costs (1)	—	518	—	942
Geographic reorganization (2)	6,053	—	6,975	—
Other expenses, net (3)	626	79	1,326	1,129
Tax impact of non-GAAP adjustments (4)	(1,650)	301	(2,318)	(1,717)
Non-GAAP Net Income	$8,230	$6,090	$15,178	$9,155
Number of shares used in the Non-GAAP Diluted EPS	69,909	60,996	70,126	60,799
Non-GAAP Diluted EPS	$0.12	$0.10	$0.22	$0.15
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.
(4)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended June 30,
	2022	% of revenue	2021	% of revenue
Retail	$25,452	32.9%	$12,729	26.7%
Technology, Media and Telecom	23,391	30.2%	16,115	33.8%
CPG/Manufacturing	16,090	20.8%	9,899	20.8%
Finance	5,049	6.5%	4,071	8.5%
Other	7,353	9.6%	4,862	10.2%
Total	$77,335	100.0%	$47,676	100.0%

	Six Months Ended June 30,
	2022	% of revenue	2021	% of revenue
Retail	$48,759	32.8%	$21,579	24.9%
Technology, Media and Telecom	44,835	30.1%	30,526	35.2%
CPG/Manufacturing	31,069	20.9%	18,624	21.5%
Finance	9,576	6.4%	7,509	8.6%
Other	14,506	9.8%	8,572	9.8%
Total	$148,745	100.0%	$86,810	100.0%